Exhibit 23.3

Tel.: +(55) 8503 4200 Fax: +(55) 8503 4299 www.bdomexico.com	Castillo Miranda y Compañía, S.C. Paseo de la Reforma 505-31 Torre Mayor Colonia Cuauhtémoc México, D.F. CP 06500

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Lifetime Brands, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-208961, 333-105382, 333-146017, 333162734 and 333-186208) and on Form S-3 (No. 333-137575) of Lifetime Brands, Inc., of our report dated February 28, 2014, with respect to the consolidated financial statements of Grupo Vasconia, S.A.B. and subsidiaries as of December 31, 2013, which report appears in the December 31, 2015 annual report on Form 10-K of Lifetime Brands, Inc.

Castillo Miranda y Compañía, S.C.

/s/ Bernardo Soto Peñafiel
Bernardo Soto Peñafiel

Mexico City, Mexico

March 11, 2016.

Castillo Miranda y Compañía, S. C. (BDO Castillo Miranda) es una sociedad civil mexicana de contadores públicos y consultores de empresas, miembro de BDO International Limited, una compañía del Reino Unido limitada por garantia, y forma parte de la red internacional de firmas independientes de BDO.